Exhibit 99.2

The expenses to be incurred by HCP, Inc. relating to the registration and offering of $800 million of aggregate principal amount 2.625% Senior Notes due 2022 pursuant to a Registration Statement on Form S-3 (File No. 333-182824) and a related prospectus supplement filed with the Securities and Exchange Commission on July 19, 2012 is estimated to be as follows:

Estimated Fees
SEC registration fee	$110,000
Legal fees and expenses	565,000
Accounting fees and expenses	125,000
Printing fees	30,000
Rating agency fees	1,300,000
Trustee’s fees and expenses	11,000
Miscellaneous	—
Total expenses	$2,141,000